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                       Securities and Exchange Commission.
                        Asterisks denote such omissions.
EXHIBIT 10.27

                                 FIRST AMENDMENT
                                       TO
                                SUPPLY AGREEMENT

         THIS FIRST AMENDMENT TO SUPPLY AGREEMENT (this "AMENDMENT") is entered into and is effective as of the 1st day of December, 2000 ("Amendment Date"), by and between Palm Inc., a Delaware corporation, with offices at 5470 Great America Parkway, Santa Clara, California 95052, ("BUYER"), and Manufacturers' Services Salt Lake City Operations, Inc., a Delaware corporation, with offices at 5742 West Harold Gatty Drive, Salt Lake City, Utah, 84116 ("SELLER").

                                    RECITALS:

         WHEREAS, Buyer and Seller have previously entered into that certain Supply Agreement dated and effective November 27, 1999 (the "ORIGINAL AGREEMENT"); and

         WHEREAS, Buyer and Seller are also parties to a Letter of Understanding dated July 6, 2000 (the "LOU"); and

         WHEREAS, the parties desire to modify the terms of the Original Agreement as set forth herein; and

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. CONFIRMATION AND ACKNOWLEDGMENT. The Agreement is ratified and confirmed in accordance with its terms. Buyer represents and warrants that Buyer succeeded to all or substantially all of the business and assets of Palm Computing Inc., a California corporation ("Palm Computing") on or prior to February 11, 2000. Seller acknowledges that the Agreement was assigned effective as of February 11, 2000, by Palm Computing to Buyer, pursuant to Section 29 of the Agreement.

2. DEFINITIONS. Except as otherwise set forth herein, the capitalized terms used herein shall have the meaning set forth in the Original Agreement. The following terms shall have the meaning set forth herein:

         (a) The term "Agreement" as used in this Amendment #1 and in the Original Agreement shall mean the Original Agreement as amended hereby.

3. PAYMENT TERMS. Notwithstanding anything to the contrary in Section 21 (or otherwise) in the Original Agreement, the parties hereby agree to the following:

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                        Asterisks denote such omissions.

         (a) From January 22, 2001 until the date that Palm implements wire transfer capabilities, which is presently expected to be on or about March 6, 2001, Buyer shall make payment to Seller by check, [**] from the date of receipt of invoice or the date of delivery of Product, whichever is later. From and after the date that Palm implements wire transfer capabilities, Buyer shall make payment to Seller by wire transfer, [**] from the receipt of invoice or the date of delivery of Product, whichever is later. Buyer agrees that the date of delivery of Product shall be deemed to be the date of actual delivery or, if earlier, after a reasonable transit time for deliveries of Product has elapsed, and that such reasonable transit time shall not exceed three (3) business days unless it can be shown that any transit time in excess of three (3) business days is due to causes outside of Buyer's reasonable control. All payments shall be made without any discount whatsoever. Seller shall submit the invoices to the address indicated by Buyer.

         (b) Subject to (i) Seller's right to withhold payments (in an amount reasonably related to the amount under dispute) in the case of good faith disputes with component suppliers and (ii) Seller's right to a five (5) business day period to cure any failure to make a payment after receipt of notice thereof, which notice specifies in reasonable detail information reasonably necessary for Seller to verify such failure, from a component supplier or from Buyer, Seller shall make payment to all component suppliers who supply components required to assemble Buyer's product no later than the terms agreed upon between Seller or Buyer, as the case may be, on the one hand, and each component supplier, on the other hand; PROVIDED, HOWEVER, Buyer shall not agree to payment terms requiring Seller to pay any component supplier that are less favorable to Seller than net thirty (30) days from the date of receipt of the component supplier's invoice or the date of receipt of the components (including appropriate reasonable transit times based on location of supplier and method of transit for determining deemed date of receipt), whichever is later.

4. PRICE TERMS. Notwithstanding anything to the contrary in Exhibit A (or otherwise) in the Original Agreement, the parties hereby agree to the modified Price terms set forth in Exhibit A-1 hereto. Such modified price terms shall be effective with respect to units received by Buyer on or after December 1, 2000 and shall remain in effect until November 27, 2001.

5.       PURCHASE COMMITMENT TERMS. Notwithstanding anything to the contrary in
Section 3, 4 or 10 (or otherwise) in the Original Agreement, and subject to
Section 4J regarding long lead-time Materials and the other terms and conditions of the Original Agreement, the parties hereby agree to the following:

         (a) Buyer shall have no further minimum purchase commitments whatsoever under the Agreement and Seller shall have no further obligation whatsoever to meet, or to make production capacity available to meet, Buyer's production requirements under the Agreement; provided that, subject to Section 6 below, in the event that Buyer provides to Seller a forecast or a Purchase Order containing a commitment by the Buyer to purchase a certain amount of Product within the immediately following ninety (90) Day period and requests that Seller confirm that it can make production capacity available to meet such commitment amount, then Seller shall promptly respond to Buyer's request for confirmation and, subject to prior capacity commitments by Seller to third parties that are consistent with reserving capacity for Buyer equal to at least 115% of the

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Seller's capacity utilization on behalf of Buyer during the prior 90 days, make the requested capacity available to meet Buyer's commitment amount.

6.       TERMINATION FOR CONVENIENCE. The parties hereby agree to the following:

         (a) The first sentence of Section 26 of the Agreement is hereby deleted and replaced in its entirety with:

                  "Either Party may terminate this Agreement or any Purchase Order without cause by giving at least [**] days written notice to the other Party. Subject to the remainder of this
                  Section 26, the immediately preceding sentence shall not affect either Party's obligations under this Agreement prior to the effective date of termination pursuant to the immediately preceding sentence."

7. CONFIRMATION OF AGREEMENT TERMS. Except as expressly set forth herein, the terms and conditions of the Original Agreement shall remain in full force and effect. In the event of any conflict between the terms and conditions of this Amendment #1 and the Original Agreement, the terms and conditions set forth in this Amendment #1 shall control with respect to the subject matter hereof.

8. COUNTERPARTS. This Amendment #1 may be executed in counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment #1 on the date first set forth above.

PALM, INC.                                         MANUFACTURERS' SERVICES SALT
                                                   LAKE CITY OPERATIONS, INC.

By: /s/ Dinesh Raghavan                            By: /s/ Robert E. Donahue
    ----------------------------                       ------------------------
Name: Dinesh Raghavan                              Name: Robert E. Donahue
      --------------------------                         ----------------------
Title: Vice President                              Title: President
       -------------------------                          ---------------------

Manufacturer's Services Limited does hereby unconditionally and irrevocably agree to guaranty the performance of, and all obligations, duties, and liabilities of Seller under the Original Agreement as amended by this Amendment #1 in accordance with the terms of guaranty set forth in the Original Agreement.

MANUFACTURERS' SERVICES LIMITED

By: /s/ Robert E. Donahue
    ----------------------------
Name: Robert E. Donahue
      --------------------------
Title: President
       -------------------------

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                                   EXHIBIT A-1

                                  PRICE CHANGES

1. Volume [**]: Buyer hereby [**] set forth in Exhibit A of the Original Agreement applicable to units received by Buyer on or after [**].

2. Quarterly [**]: Buyer hereby [**] set forth in Exhibit A of the Original Agreement applicable to units received by Buyer on or after [**].

3. [**]: Buyer hereby [**] from all [**] for the [**] terms applicable to units received by Buyer between[**] and [**] set forth in the LOU.

4. Price Increase on Palm IIIC: Buyer hereby agrees to a price increase on Palm IIIC Product units in the amount of [**] ($[**]) per unit.

The above price actions result in the following revised pricing table:

- -----------------------------------------------------------------------------------------------------------------
                                                                              Monthly Build Volumes
                                                                  -----------------------------------------------
         Product Family                    Description                [**]       [**]        [**]       [**]
- -----------------------------------------------------------------------------------------------------------------
Palm V                          Per Unit Transformation Price -    $    [**]   $   [**]   $    [**]   $    [**]
                                Viewer Bulk Packaged
Palm V                          Per Unit Transformation Price -
                                Commercial Packaged (Packed Out)   $    [**]    $  [**]  $     [**]   $    [**]
- -----------------------------------------------------------------------------------------------------------------
Tornado                         Per Unit Transformation Price -
                                Viewer Bulk Packaged               $    [**]   $   [**]  $     [**]   $    [**]
- -----------------------------------------------------------------------------------------------------------------
Tornado                         Per Unit Transformation Price -
                                Commercial Packaged (Packed Out)   $    [**]   $   [**]  $     [**]   $    [**]
                                --------------------------------
Emerald City                    Per Unit Transformation Price -
                                Viewer Bulk Packaged               $    [**]   $   [**]   $    [**]   $    [**]
                                --------------------------------
Emerald City                    Per Unit Transformation Price -
                                Commercial Packaged (Packed Out)   $    [**]   $   [**]   $    [**]   $    [**]
                                --------------------------------
Palm IIIc                       Per Unit Transformation Price -
                                Viewer Bulk Packaged               $    [**]    $  [**]   $    [**]    $   [**]
Palm IIIc                       Per Unit Transformation Price -
                                Commercial Packaged (Packed Out)   $   [**]    $   [**]   $    [**]    $   [**]
- -----------------------------------------------------------------------------------------------------------------

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                       Securities and Exchange Commission.
                        Asterisks denote such omissions.

From the initiation of production in MSL for Emerald City until June 30th, 2001 the pricing will be increased $[**]per unit and then will revert to the pricing table above after June 30th, 2001.

The components of the incremental cost associated with the commercial packaged (Packed Out) $[**] include labor, overhead and plant contribution margin and any other miscellaneous costs associated with the packout of products.

The price changes set forth in this Exhibit A-1 shall be effective with respect to units received by Buyer on or after December 1, 2000 and shall continue in effect for all units received by Buyer on or before November 27, 2001. In the event of any significant changes in the Bill of Materials or manufacturing process, the parties agree to revisit the foregoing pricing terms; [**] for any price change [**].